UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 15, 2015

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On September 17, 2015 the Company issued a press release, which is attached hereto as Exhibit 99.1, announcing that our Board of Directors, upon the recommendation of the Board’s Nominating and Governance Committee, elected Richard A. Kerley and James Amos as directors to fill the vacancy arising because of the increase in the number of directors constituting the Board described in Item 5.03 of this Report. The election occurred on September 15, 2015. There has been no determination as to what committees Mr. Kerley and Mr. Amos will be members of.

Mr. Amos is former chief executive officer and chairman of the board of Mail Boxes Etc. (MBE), now The UPS Store. He is past chairman of the International Franchise Association, an association representing franchising in the United States. He is currently chairman of the board of APFI, Proctor and Gamble’s franchising initiatives. Mr. Amos received his AB in political science and history in 1968 from the University of Missouri-Columbia.

Mr. Kerley served as chief financial officer and a member of the board of directors of Peter Piper, Inc., a privately-held pizza and entertainment restaurant chain. He joined Peter Piper in 2008 after serving as chief financial officer of Fender Musical Instruments Corporation, a privately-held manufacturer and wholesaler of musical instruments and equipment. Prior to that, Mr. Kerley spent over 30 years at Deloitte & Touche, most recently as audit partner on both public and private companies. He is currently a member of the board of directors of The Providence Service Corporation (NASDAQ: PRSC), an Arizona based company that provides and manages government sponsored human services, innovative global employment services, comprehensive health assessment and care management services, and non-emergency transportation services. He received his bachelor of business administration from Marshall University in 1971.

There was no arrangement or understanding pursuant to which either Mr. Kerley or Mr. Amos was elected a director, and there have been no related party transactions between us and either of Mr. Kerley or Mr. Amos.

In connection with their election as directors, Mr. Kerley and Mr. Amos will each receive options to purchase 10,000 shares of common stock of The Joint. All 10,000 shares will vest on the first anniversary of the grant.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2015, our Board of Directors amended our amended and restated bylaws to increase the number of directors constituting the Board of Directors from seven to nine.

This summary of the amendment to our bylaws is qualified in its entirety by our actual amended and restated bylaws. A copy of the amended and restated bylaws is filed with this report as Exhibit 3(ii).1.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

3(ii).1	Amended and Restated Bylaws.

99.1	Press Release dated September 17, 2015

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015.

The Joint Corp.

By     /s/John B. Richards

              John B. Richards

           Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3(ii).1	Amended and Restated Bylaws

99.1	Press Release dated September 17, 2015

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